Exhibit 99.1
Perimeter Solutions Reports Third Quarter 2022 Financial Results
November 4, 2022
Net sales decreased 18% in Q3-2022 as compared to Q3-2021 driven by the mild North America fire season
Fire Safety Q3 Adjusted EBITDA of $60.4 million; Specialty Products Q3 Adjusted EBITDA of $15.3 million
Year-to-date net income of $123.7 million and consolidated Adjusted EBITDA of $123.3 million
New $100.0 million share repurchase authorization *
Clayton, Missouri, November 4, 2022 – Perimeter Solutions, SA (NYSE: PRM) (“Perimeter” or the “Company”), a leading provider of mission-critical firefighting products and services, as well as specialty products used in several end markets, today reported financial results for the three and nine months ended September 30, 2022.
Year-to-Date 2022 Results
•Net sales increased 1% to $319.2 million during the year-to-date period, as compared to $316.5 million in the prior-year period.
•Fire Safety sales decreased 13% to $207.0 million, as compared to $237.3 million in the prior year.
•Specialty Products sales increased 42% to $112.2 million, as compared to $79.2 million in the prior year.
•Net income during the year-to-date period was $123.7 million, or $0.70 per diluted share, an increase of $94.1 million from $29.6 million, or $0.56 per diluted share, for the same period of 2021.
•Adjusted EBITDA decreased 8% to $123.3 million during the year-to-date period, as compared to $134.6 million in the prior-year period.
•Fire Safety Adjusted EBITDA decreased 30% to $81.2 million, as compared to $116.7 million in the prior year.
•Specialty Products Adjusted EBITDA increased 135% to $42.0 million, as compared to $17.9 million in the prior year.
Third Quarter 2022 Results
•Net sales decreased 18% to $160.5 million in the third quarter, as compared to $195.4 million in the prior-year quarter.
•Fire Safety sales decreased 29% to $122.0 million, as compared to $172.4 million in the prior year.
•Specialty Products sales increased 68% to $38.5 million, as compared to $23.0 million in the prior year.
•Net income during the third quarter was $78.7 million, or $0.45 per diluted share, an increase of $26.7 million from $52.0 million, or $0.98 per diluted share, for the same period of 2021.
•Adjusted EBITDA decreased 25% to $75.6 million in the third quarter, as compared to $100.4 million in the prior-year quarter.
•Fire Safety Adjusted EBITDA decreased 38% to $60.4 million, as compared to $97.9 million in the prior year.
•Specialty Products Adjusted EBITDA increased 512% to $15.3 million, as compared to $2.5 million in the prior year.

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* On November 3, 2022, the Company’s board of directors approved the repurchase of up to $100.0 million of the Company's ordinary shares during the next 24 months.

Conference Call and Webcast
As previously announced, Perimeter Solutions management will hold a conference call at 8:30 a.m. ET on Friday, November 4, 2022 to discuss financial results for the third quarter 2022. The conference call can be accessed by dialing (877) 407-9764 (toll-free) or (201) 689-8551 (toll).
The conference call will also be webcast simultaneously on Perimeter's website (https://ir.perimeter-solutions.com/), accessed under the Investor Relations page. The webcast link will be made available on the Company's website prior to the start of the call; go to the investor relations page of our website to the News & Events menu and click on “Events & Presentations.”
A slide presentation will also be available for reference during the conference call; go to the investor relations page of our website to the News & Events menu and click on “Events & Presentations.”
Following the live webcast, a replay will be available on the Company's website. A telephonic replay will also be available approximately two hours after the call and can be accessed by dialing (877) 660-6853 (toll-free) or (201) 612-7415 (toll). The telephonic replay will be available until December 4, 2022.
About Perimeter Solutions
Perimeter Solutions is a leading global solutions provider, providing high-quality firefighting products and specialty products used in several end markets. The Company's business is organized and managed in two reporting segments: Fire Safety and Specialty Products, formerly Oil Additives.
The Fire Safety segment consists of formulating, manufacture and sale of fire retardants and firefighting foams that assist in combating various types of fires, including wildland, structural, flammable liquids and others. Our Fire Safety segment also offers specialized equipment and services, typically in conjunction with our fire management products, to support our customers' firefighting operations. Our specialized equipment includes airbase retardant storage, mixing, and delivery equipment; mobile retardant bases; retardant ground application units; mobile foam equipment; and equipment that we custom design and manufacture to meet specific customer needs. Our service network can meet the emergency resupply needs of over 150 air tanker bases in North America, as well as many other customer locations in North America and internationally. The segment is built on the premise of superior technology, exceptional responsiveness to our customers' needs, and a “never-fail” service network. The segment sells products to government agencies and commercial customers around the world.
In June 2022, the Oil Additives segment, which produces and sells Phosphorus Pentasulfide (“P2S5”), was renamed the Specialty Products segment to better reflect the current and expanding applications for P2S5 in several end markets and applications, including lubricant additives, various agricultural applications, various mining applications, and emerging electric battery technologies. Within the lubricant additive end market, currently our largest end market application, P2S5 is primarily used in the production of a family of compounds called Zinc Dialkyldithiophosphates (“ZDDP”), which is considered an essential component in the formulation of engine oils with its main function to provide anti-wear protection to engine components.
Forward-looking Information
This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods.
Any such forward-looking statements are not guarantees of performance or results, and involve risks, uncertainties (some of which are beyond the Company's control) and assumptions. Although Perimeter believes any forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Perimeter's actual financial results and cause them to differ materially from those anticipated in any forward-looking statements, including the risk factors described from time to time by us in our filings with the Securities and Exchange Commission (“SEC”), including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 31, 2022. Shareholders, potential investors and other readers should consider these factors carefully in evaluating the forward-looking statements.
Any forward-looking statement made by Perimeter in this press release speaks only as of the date on which it is made. Perimeter undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

SOURCE: Perimeter Solutions, SA.
CONTACT:
ir@perimeter-solutions.com

PERIMETER SOLUTIONS, SA AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except share and per share data)
(Unaudited)

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021

Net sales	$160,509	$195,414	$319,232	$316,460
Cost of goods sold	74,707	86,081	191,757	159,895
Gross profit	85,802	109,333	127,475	156,565
Operating expenses:
Selling, general and administrative expense	22,381	15,333	64,803	42,544
Amortization expense	13,738	13,276	41,395	39,818
Founders advisory fees - related party	(73,713)	—	(154,026)	—
Other operating expense	(51)	313	405	1,066
Total operating expenses	(37,645)	28,922	(47,423)	83,428
Operating income	123,447	80,411	174,898	73,137
Other expense (income):
Interest expense, net	9,944	8,065	32,582	23,951
(Gain) loss on contingent earn-out	(3,644)	—	(13,042)	2,763
Unrealized foreign currency loss	4,705	1,634	8,741	3,892
Other (income) expense, net	(785)	66	(820)	(252)
Total other expense, net	10,220	9,765	27,461	30,354
Income before income taxes	113,227	70,646	147,437	42,783
Income tax expense	(34,516)	(18,637)	(23,692)	(13,151)
Net income	78,711	52,009	123,745	29,632
Other comprehensive loss, net of tax:
Foreign currency translation adjustments	(18,181)	(2,020)	(34,426)	(2,424)
Total comprehensive income	$60,530	$49,989	$89,319	$27,208
Earnings per share:
Basic	$0.48	$0.98	$0.76	$0.56
Diluted	$0.45	$0.98	$0.70	$0.56
Weighted average number of ordinary shares outstanding:
Basic	162,635,592	53,045,510	161,943,492	53,045,510
Diluted	176,777,958	53,045,510	176,085,858	53,045,510

PERIMETER SOLUTIONS, SA AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30, 2022	December 31, 2021
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$166,256	$225,554
Accounts receivable, net	85,612	24,319
Inventories	120,467	110,087
Income tax receivable	655	816
Prepaid expenses and other current assets	4,876	14,161
Total current assets	377,866	374,937
Property, plant, and equipment, net	57,187	62,247
Goodwill	1,019,387	1,041,325
Customer lists, net	715,829	753,459
Technology and patents, net	233,861	247,368
Tradenames, net	95,047	100,005
Other assets, net	1,877	2,219
Total assets	$2,501,054	$2,581,560
Liabilities and Shareholders Equity
Current liabilities:
Accounts payable	$31,856	$27,469
Accrued expenses and other current liabilities	124,429	19,025
Founders advisory fees payable - related party	9,836	53,547
Deferred revenue	1,272	445
Total current liabilities	167,393	100,486
Long-term debt	664,986	664,128
Deferred income taxes	222,952	298,633
Founders advisory fees payable - related party	134,598	312,242
Redeemable preferred shares	100,263	96,867
Redeemable preferred shares - related party	3,245	3,699
Other non-current liabilities	8,951	22,195
Total liabilities	1,302,388	1,498,250
Commitments and contingencies
Shareholders' equity:
Ordinary shares, $1 nominal value per share; 4,000,000,000 shares authorized; 163,234,542 and 157,237,435 shares issued; 162,316,326 and 157,237,435 shares outstanding at September 30, 2022 and December 31, 2021, respectively	163,235	157,237
Treasury shares, at cost; 918,216 shares at September 30, 2022 and no shares at December 31, 2021	(7,572)	—
Additional paid-in capital	1,697,644	1,670,033
Accumulated other comprehensive loss	(41,561)	(7,135)
Accumulated deficit	(613,080)	(736,825)
Total shareholders' equity	1,198,666	1,083,310
Total liabilities and shareholders' equity	$2,501,054	$2,581,560

PERIMETER SOLUTIONS, SA AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Successor	Predecessor
	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Cash flows from operating activities:
Net income	$123,745	$29,632
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Founders advisory fees - related party (change in accounting fair value)	(154,026)	—
Depreciation and amortization expense	49,536	45,593
Interest and payment-in-kind on preferred shares	4,903	—
Share-based compensation	19,297	—
Deferred income taxes	(72,441)	(5,195)
Amortization of deferred financing costs	1,196	2,432
Amortization of acquisition related inventory step-up	27,973	—
(Gain) loss on contingent earn-out	(13,042)	2,763
Unrealized loss on foreign currency	8,741	3,892
Loss on disposal of assets	9	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(63,838)	(72,103)
Inventories	(40,759)	(5,554)
Prepaid expenses and other current assets	9,058	3,104
Other assets	—	346
Accounts payable	4,975	12,971
Deferred revenue	889	831
Income taxes payable, net	88,673	11,180
Accrued expenses and other current liabilities	15,547	2,725
Founders advisory fees - related party (cash settled)	(53,547)	—
Other liabilities	(73)	(200)
Net cash (used in) provided by operating activities	(43,184)	32,417
Cash flows from investing activities:
Purchase of property and equipment	(6,024)	(5,149)
Purchase price adjustment under Business Combination Agreement	(1,638)	—
Purchase of businesses, net of cash acquired	—	(7,464)
Net cash used in investing activities	(7,662)	(12,613)
Cash flows from financing activities:
Ordinary shares repurchased	(7,572)	—
Proceeds from exercise of warrants	529	—
Proceeds from revolving credit facility	—	19,500
Repayments of revolving credit facility	—	(19,500)
Repayments of long-term debt	—	(4,211)
Net cash used in financing activities	(7,043)	(4,211)
Effect of foreign currency on cash and cash equivalents	(1,409)	1,510
Net change in cash and cash equivalents	(59,298)	17,103
Cash and cash equivalents, beginning of period	225,554	22,478
Cash and cash equivalents, end of period	$166,256	$39,581
Supplemental disclosures of cash flow information:
Cash paid for interest	$18,299	$21,502
Cash paid for income taxes	$7,588	$7,092
Non-cash investing and financing activities:
Liability portion of founders advisory fees - related party reclassified to additional paid in capital	$13,783	$—

Non-GAAP Financial Metrics
Adjusted EBITDA
The computation of Adjusted EBITDA is defined as net income plus income tax expense, net interest and other financing expenses, and depreciation and amortization, adjusted on a consistent basis for certain non-recurring, unusual or non-operational items in a balanced manner. These items include (i) expenses related to the Business Combination, (ii) founder advisory fee expenses, (iii) stock compensation expense, (iv) non-cash impact of purchase accounting on the cost of inventory sold, (v) contingent future payment related to an acquired business, (vi) management fees related to the services provided by SK Capital Partners IV-A, L.P. and SK Capital Partners IV-B, L.P (collectively, the “Sponsor”) when acting in a management capacity and (vii) unrealized foreign currency loss (gain). To supplement the Company's consolidated financial statements presented in accordance with U.S. GAAP, Perimeter is providing a summary to show the computations of Adjusted EBITDA, which is a non-U.S.GAAP measure used by the Company's management and by external users of Perimeter’s financial statements, such as investors, commercial banks and others, to assess the Company's operating performance as compared to that of other companies, without regard to financing methods, capital structure or historical cost basis. Adjusted EBITDA should not be considered an alternative to net income (loss), operating income (loss), cash flows provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP (in thousands).

	Successor	Predecessor	Successor	Predecessor
(Unaudited)	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Income before income taxes	$113,227	$70,646	$147,437	$42,783
Depreciation and amortization	16,450	15,212	49,536	45,593
Interest and financing expense	9,944	8,065	32,582	23,951
Founders advisory fees - related party	(73,713)	—	(154,026)	—
Non-recurring expenses [1]	1,168	3,855	4,788	12,805
Share-based compensation expense	6,832	—	19,297	—
Non-cash purchase accounting impact [2]	658	—	27,973	—
(Gain) loss on contingent earn-out	(3,644)	—	(13,042)	2,763
Management fees [3]	—	313	—	937
Contingent future payments [4]	—	625	—	1,875
Unrealized foreign currency loss	4,705	1,634	8,741	3,892
Adjusted EBITDA	$75,627	$100,350	$123,286	$134,599
Net sales	$160,509	$195,414	$319,232	$316,460
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(1)Adjustment to reflect non-recurring professional fees and integration costs including expenses related to the business combination with Perimeter Solutions.
(2)Represents the non-cash impact of purchase accounting on the cost of inventory sold in connection with the business combination with Perimeter Solutions. The inventory acquired received a purchase accounting step-up in basis, which is a non-cash adjustment to the cost.
(3)Adjustment to reflect fees pertaining to services provided by the Sponsor when acting in a management capacity on strategic and other non-operational matters which do not represent expenses incurred in the normal course of our operations. These fees did not continue following the closing of the business combination.
(4)Adjustment to reflect deferred consideration paid with respect to a 2019 acquisition.